   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996.

                                                     REGISTRATION NO. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ATMEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              CALIFORNIA                                 77-0051991
      (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 1996 STOCK PLAN

                            (FULL TITLE OF THE PLAN)

                                  KRIS CHELLAM
                           VICE PRESIDENT, FINANCE AND
                             CHIEF FINANCIAL OFFICER
                                ATMEL CORPORATION
                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 441-0311
     (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                    SERVICE)

                                   Copies to:

                             MARK A. BERTELSEN, ESQ.
                              DON S. WILLIAMS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                            PROPOSED MAXIMUM      PROPOSED              AMOUNT OF
              TITLE OF SECURITIES                      AMOUNT TO BE          OFFERING PRICE   MAXIMUM AGGREGATE        REGISTRATION
                TO BE REGISTERED                        REGISTERED            PER SHARE(1)     OFFERING PRICE             FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value
  - 1996 Stock Plan.............................            4,000,000            $25.5625         $102,250,000(3)        $30,984.85

    TOTAL.......................................            4,000,000                             $102,250,000           $30,984.85

====================================================================================================================================

---------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

(2) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, which states that the fee shall be "one twenty-ninth of one percentum of the maximum aggregate price at which the securities are issued."

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $25.5625 per share, which represents the average of the high and the low prices reported on the Nasdaq National Market on November 1, 1996.

                                ATMEL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed pursuant to Section 13 of the 1934 Act;

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 20, 1991 pursuant to Section 12(g) of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Certain members of Wilson Sonsini Goodrich & Rosati, P.C. beneficially own approximately 2,500 shares of the Company's Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Company's Restated Articles of Incorporation and Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with its officers and directors which, among other things, (i) require the indemnification of such individuals in circumstances where indemnification would otherwise be permissive, (ii) require the Company to maintain in effect directors' and officers' liability insurance covering such individuals, unless such insurance is not available on reasonable terms, (iii) require the Company to advance expenses incurred by such individuals in connection with the investigation, defense, settlement or appeal of any proceeding, provided that such individuals undertake to repay any amounts for which such individual is ultimately determined not to be entitled to indemnification, (iv) establish the presumption that the indemnified party has met the applicable standard of conduct required for indemnification and (v) set forth certain notice procedures in the event of a threat or the commencement of a proceeding. The Company has obtained insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

                  The Company understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.



        Exhibit
        Number                           Description


         4.1(1) 1986 Incentive Stock Option Plan, as amended, and forms of stock option agreements thereunder

         4.2(1) 1991 Employee Stock Purchase Plan and form of subscription agreement thereunder

         4.3 1996 Stock Plan, including 1996 Stock Option Plan for French Employees, as amended

         5.1 Opinion of counsel as to legality of securities being registered

         24.1     Consent of Independent Accountants

         24.2     Consent of Counsel (contained in Exhibit 5.1)

         25.1     Power of Attorney (see Page II-4 of Registration Statement)

---------------------------

(1) Incorporated by reference to the Registrant's Report on Form S-8 and Form S-3 filed April 15, 1991.


ITEM 9.  UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                         SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Atmel Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 8th day of November, 1996.

                                 ATMEL CORPORATION


                                 By:  /s/ Kris Chellam
                                     -------------------------------------------
                                     (Kris Chellam, Vice President, Finance and
                                     Administration and Chief Financial Officer)


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints George Perlegos, Kris Chellam and
J. Michael Ross, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


            SIGNATURE                                             TITLE                                            DATE
   --------------------------                     ---------------------------------------                      --------------
/s/ George Perlegos                   President, Chief Executive Officer (Principal Executive                 November 8, 1996
---------------------------------     Officer) and Chairman of the Board of Directors
   (George Perlegos)

/s/ Kris Chellam                      Vice President, Finance and Administration and Chief                    November 8, 1996
---------------------------------     Financial Officer (Principal Financial and Accounting
   (Kris Chellam)                     Officer)

/s/ Gust Perlegos                     Director                                                                November 8, 1996
---------------------------------
   (Gust Perlegos)

/s/ Tsung-Ching Wu                    Director                                                                November 8, 1996
---------------------------------
   (Tsung-Ching Wu)

/s/ Norm Hall                         Director                                                                November 8, 1996
---------------------------------
   (Norm Hall)

/s/ T. Peter Thomas                   Director                                                                November 8, 1996
---------------------------------
   (T. Peter Thomas)

                                Index to Exhibits




        Exhibit
        Number                          Description
      ----------  --------------------------------------------------------------
         4.1(1) 1986 Incentive Stock Option Plan, as amended, and forms of stock option agreements thereunder

         4.2(1) 1991 Employee Stock Purchase Plan and form of subscription agreement thereunder

         4.3 1996 Stock Plan, including 1996 Stock Option Plan for French Employees, as amended

         5.1 Opinion of counsel as to legality of securities being registered

         24.1     Consent of Independent Accountants

         24.2     Consent of Counsel (contained in Exhibit 5.1)

         25.1     Power of Attorney (see Page II-4 of Registration Statement)

---------------------------

(1) Incorporated by reference to the Registrant's Report on Form S-8 and Form S-3 filed April 15, 1991.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


--------------------------------------------------------------------------------


                                    EXHIBITS

--------------------------------------------------------------------------------

                       Registration Statement on Form S-8


                                ATMEL CORPORATION

                                November 8, 1996